Exhibit 23.2

KG CPA LLP

CERTIFIED PUBLIC ACCOUNTANT

15 MAIDEN LANE, SUITE 1002, NEW YORK, NY 10038 • TEL (561) 386-8212 • FAX (347) 602-4686 • EMAIL CONTACT@KGCPAGLOBAL.COM

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Nixxy, Inc. for the year ended December 31, 2025 of our reports dated April 15, 2026 included in its Registration Statement on Form S-3 dated about May 26, 2026 relating to the financial statements and financial statement schedules for the years ended December 31, 2025 listed in the accompanying index.

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KG CPA LLP

New York, NY

May 26, 2026